UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 28, 2016

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California 94538

(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

Effective June 28, 2016, the Board of Directors (the “Board”) of Identiv, Inc. (the “Company”) appointed Nina B. Shapiro as a director. Ms. Shapiro’s appointment was made upon the recommendation of the Nominating Committee of the Board. Ms. Shapiro will serve as a Class I director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders. Ms. Shapiro was also appointed to the Audit and Compensation Committees of the Board.

Ms. Shapiro has served on a variety of boards and advisory committees since retiring from the World Bank in 2011, where she most recently served on the group pension board and was the Vice President of Finance and the Treasurer of the International Finance Corporation. Ms. Shapiro has served on the boards of Mountain Partners AG, a German-Swiss investment group since June 2015, Man Group, an investment manager that is a member of the FTSE 250 Index, since October 2011, and Zyfin Research Pvt. Ltd., an originator of ETFs for emerging markets, since March 2013. She has also served on the advisory boards or councils of New Silk Route, a private equity fund focused on India and South Asia since September of 2012, and the Zurich Insurance Group since June 2013. Between September 2011 and March 2015 she served on the board of African Minerals Ltd., a mining company. In 2010, Nina Shapiro received the Euroweek Lifetime Achievement Award for her contributions to the capital markets. Nina Shapiro holds an MBA from Harvard Business School, an MRP from the Harvard Graduate School of Design and a BA from Smith College. Ms. Shapiro brings to the Company’s Board over 30 years of broad global experience in international finance and business development, along with extensive working experience with senior government and banking officials and international board experience.

In connection with her appointment, Ms. Shapiro will be entitled to receive the same cash and equity compensation paid by the Company to each of its non-employee directors, as described in the Company’s proxy statement for its 2016 Annual Meeting of Stockholders filed on April 11, 2016.

(b)

Effective June 29, 2016, Mr. Wenzel resigned as a director of the Company.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 30, 2016	By:	/s/ Steven Finney
Steven Finney
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 30, 2016.